                                                                   EXHIBIT 10.35
                                                                   -------------

                             Verisity Design, Inc.

                          Software License and Volume
                               Purchase Agreement

        This Software License and Volume Purchase Agreement ("Agreement") is entered into effective as of December 11, 1998, (the "Effective Date"), by and between Verisity Design, Inc., a California corporation ("Licensor"), and LSI Logic Corporation, a Delaware corporation ("Licensee") with reference to the following:

                                   Background
                                   ----------

        A. Licensor is the licensor of the certain software programs generally known as Specman, as more fully described in Exhibit A attached hereto (the "Licensed Program").

        B. Licensee desires to obtain (i) a license to the Licensed Program and such separate printed documentation ("Documentation") as Licensor generally makes available to its licensees in connection with the Licensed Program, and
(ii) access to certain maintenance and technical support services in connection with the Licensed Program, and (iii) early access to Licensed Programs, and Licensor desires to grant such a license and provide such services on the terms and conditions set forth in this Agreement.

        NOW THEREFORE, the parties agree as follows:

        1. License.
           -------

           a. Subject to Licensee's compliance with the terms and conditions of this Agreement, Licensor grants to Licensee, and Licensee accepts from Licensor, for each Licensed Copy (as defined below), a nonexclusive, nontransferable license, for the term specified in Section 6, to load the executable form of the Licensed Program into computer memory, and execute the same within a central processing unit ("CPU") associated with such memory, provided that: (i) no more than that number of copies of the Licensed Program as Licensee has paid the applicable License Fee as specified in Exhibit A (each, a "Licensed Copy") may be simultaneously loaded into computer memory and executed on an associated CPU;
(ii) such memory and associated CPU must be owned or leased by Licensee, and (iii) Licensee will make no use of the Licensed Program for other than its intended uses that are directly related to the business operations of Licensee, and will not make any use thereof to offer the benefits or services of the Licensed Program to third parties where such arrangement is in the nature of a service bureau, outsourcing service, or any other similar service or business in which the principal purpose of the relationship between the Licensee and such third party is to provide functional verification of integrated circuits.

        In addition to the foregoing, Licensee acknowledges and agrees that in order to enforce the limitation on the number of Licensed Copies which may be simultaneously loaded and executed, the Licensed Program includes license management software which is only effective if all CPUs on which the Licensed Program operates are at all times capable of communicating via a local area network or a wide area network if applicable WAN upgrade has been purchased with the license management software; therefore, the Licensed Program may not be executed on any CPU which is not in direct communication at all times with the license management software on such a network. Licensee may make and hold two copies of the Licensed Program for temporary backup use and/or archival purposes. All of Licensee's rights to use the Licensed Program are expressly stated herein; there are no implied rights. Licensee acknowledges that operation of the Licensed Programs requires use of certain third party software as specified in attached Exhibit A, that Licensor will not provide such third party software to Licensee, and that Licensee has or will obtain valid licenses to such third party software.

           b. Third Party Access: Subject to the restrictions specified Section
              ------------------
1.a, Licensor hereby grants Licensee the right to grant Production Use (as defined below) of the Licensed Programs to Licensee's contractors performing services or work related to Licensee's business within Licensee's facilities under these same terms and conditions. Further, subject to receiving the written approval specified below, Licensee may grant Production Use of the Licensed Programs to Licensee's contractors performing out-sourced design work or other work related to Licensee's business, at such contractor's facility via network connection into Licensee under these same terms and conditions. The foregoing grants of rights with respect to Licensee's contractors are subject to the following: (i) such contractors are bound to confidentiality agreements no less protective of Licensor's intellectual property than this Agreement; (ii) such contractors are not EDA suppliers; and (iii) such Production Use shall be limited to 90 days per contractor per calendar year. Licensee may grant Production Use of the Licensed Programs to Licensee's customers within Licensee's facilities, provided such use is only in support of work that Licensee is performing for such customers, and under these same terms and conditions. Subject to receiving the written approval specified below, Licensee may grant Production Use of the Licensed Programs to Licensee's customers off Licensee premises under these same terms and conditions. The foregoing grants of rights with respect to Licensee's customer are subject to such customers being bound to confidentiality agreements no less protective of Licenser's intellectual property than this Agreement.

        Should it become necessary for Licensee to loan Licensed Programs to its contractors or customers (referred to in this Section 1.b as "third-parties") for Production Use off Licensee premises as specified above, Licensee shall submit its written request to Licensor providing justification therefor. It is anticipated that Licensor will approve any request does not impact expected licensing transactions between Licensor and such third party; in any event such approval (which shall not be unreasonably withheld) or disapproval shall be forthcoming within 3 business days of Licensee's request. Any approval shall be subject to Licensee obtaining from such third party its agreement to limit its Production Use to designs of products with or for Licensee only and subject to its agreement to return the Product to Licensee within a term not to exceed thirty (30) days. Licensed Programs loaned may be extended if such Licensed Programs has been loaned in order to facilitate business relations until proper purchase agreements can be put in place. In that case, after sixty (60) days, Licensor may determine if such third party has intent to purchase the Licensed Programs within a reasonable timeframe, and when necessary, will reasonably offer to license the Licensed Programs directly with such third party pursuant to the terms and conditions of its standard form license agreement. "Production Use" means transferring, transmitting, compiling, executing, interpreting, processing, storing or displaying any portion of the Licensed Programs through the use of computer and/or video equipment and utilization of Documentation for any purpose related to authorized use of Licensed Programs for the design of ASICs, ASSPs for Licensee and its customers.

           c. For purposes of the rights granted under this Section 1, "Licensee" shall include subsidiaries of LSI Logic Corporation in which it owns at least 50% of the outstanding voting securities and any entity which holds a controlling interest in Licensee (collectively "Affiliates") provided that: (i) such Affiliates shall fully adhere to the terms, limitations and restrictions contained herein; and (ii) Licensee shall indemnify Licenser for any damages that arise out of the failure of such Affiliates to fully adhere to such terms, limitations and restrictions.

           d. Upon acquisition or merger by Licensor of or with a third party licensor of any product to Licensee, Licensor shall confirm the continuing validity of the license between such third party and Licensee on the same terms and conditions and shall take no action to amend (except as agreed by Licensee), derogate or undermine the rights of Licensee thereunder as they exist at the time of the acquisition or merger.

        2. Additional Restrictions. Licensee may not use, copy, modify, display,
           -----------------------
sublicense or print the Licensed Program or the Documentation, in whole or in part, except as expressly provided in this Agreement. Without limiting the generality of the foregoing, Licensee will abide by the following additional restrictions on the use and copying of the Licensed Program and Documentation:

           a. No Modification. Licensee will not make any modification to, or
              ---------------
adaptation of, the Licensed Program or the Documentation nor merge either of them into any other programs or other materials. Licensee will have no access to, or rights or license to modify, the source code for the Licensed Program, except as expressly set forth in Exhibit B attached hereto. Licensee will not attempt, or allow others under its control to attempt, to obtain or derive information from or about the Licensed Program through disassembly, decompiling, reverse engineering or other means.

           b. Markings. All titles, trademarks, copyright notices and other
              --------
proprietary markings must be reproduced on all permitted copies of the Licensed Program. Licensee will not remove such titles, trademarks, copyright notices or other proprietary markings.

        3. Proprietary Matters.
           -------------------

           a. Ownership. Licensee acknowledges that the Licensed Program and the
              ---------
Documentation, including all associated copyrights, patents, trademarks, trade secrets and other intellectual property and proprietary rights with respect thereto, are, and at all times will be, the sole property of Licensor and its licensors, even if suggestions made by Licensee are incorporated into subsequent versions of the Licensed Program or the Documentation.

           b. Confidential Information. Licensee acknowledges that the Licensed
              ------------------------
Program and the Documentation, including without limitation all aspects of the Licensed Program (e.g., the source code, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein as well as screen formats) as well as benchmark results or other performance related measurements relating to the Licensed Program constitute valuable trade secrets of Licenser and its licensors. Licenser and Licensee acknowledge that, in the course of dealings between the parties, each party will acquire information, identified as confidential, about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Each party will hold such information, which is identified as being confidential, and Licensee will hold the Licensed Program and the Documentation, as well as the terms of this Agreement, in strict confidence and will not disclose or reveal the same to third parties except for any information generally available to or known to the public, independently developed outside the scope of this Agreement, lawfully disclosed by a third party, or required to be disclosed to a tribunal, provided that in the case of required disclosures to tribunals, the receiving party will notify the disclosing party prior to such disclosure to allow the disclosing party to obtain protective orders maintaining the confidentiality of such information. Notwithstanding the foregoing, Licensee is not prohibited from using the Licensed Program in the intended operational environment where the operation of same may be observed by persons other than Licensee. For avoidance of doubt, the results obtained from Licensee's use of the Licensed Programs (excluding any benchmark results or other performance related measurements relating to the Licensed Program) are confidential to Licensee and its customers and can be disclosed to such customers at Licensee's discretion.

           4. Maintenance and Technical Support Services. For such periods as
              ------------------------------------------
Licensee fully pays the Annual Maintenance Fee as described in Section 5.c below, Licenser will provide the services to Licensee as are described in Exhibit B attached hereto (the "Services").

           5. License Fee; Maintenance Fee.
              ----------------------------

              a. License Fee. In consideration for the licenses granted to
                 -----------
Licensee in this Agreement, Licensee will pay to Licensor the License Fee set forth in Exhibit A with respect to each Licensed Copy of the Licensed Program. Delivery of the Licensed Program shall be in accordance with the terms, if any, contained in Exhibit A. Upon delivery of the Licensed Program, Licensor will deliver an invoice to Licensee setting forth the applicable Licensee Fee and the Initial Maintenance Term's Annual Maintenance Fee as set forth in Exhibit A, and Licensee will pay the same in full within thirty (30) business days after receipt of such invoice.

              b. [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

              c. Annual Maintenance Fee. In consideration for the Services to be
                 ----------------------
performed by Licensor as described in Exhibit B, Licensee will annually pay to Licenser a fee (the "Annual Maintenance Fee"), to be determined and paid as follows:

                 (1) The Annual Maintenance Fee payable with respect to the Initial Maintenance Term (as defined in Section 6.b below) will be paid with the License Fee invoiced to Licensee and payable pursuant to Section 5.a above.

                 (2) The Annual Maintenance Fee payable with respect to each Renewal Maintenance Term (as defined in Section 6.b below) will be invoiced by Licensor to Licensee at least thirty (30) days before the expiration of the prior Maintenance Term, and must be paid in prior to the start of the Renewal Maintenance Term.

                 (3) Licensee will not have the option of paying the Annual Maintenance Fee with respect to less than the total number of Licensed Copies of the Licensed Program, except to the extent that (A) Licensee wishes to terminate the Services entirely as provided in Section 6.c below, or (B) Licensee notifies Licensor that the scope of the license granted in Section 1 is to be reduced to include only that number of Licensed Copies as to which Licensee has paid the Annual Maintenance Fee, as provided in Section 6.c below.

              d. Form of Payment; Taxes; Late Payments. All payments are due in
                 -------------------------------------
United States dollars. The amount of the stated License Fee and Annual Maintenance Fee do not include any taxes, duties or other governmental charges levied or may be levied in respect of such fees or the services performed hereunder. Licensee agrees to pay all such taxes, duties and governmental charges (exclusive of taxes based on Licensor' s income), regardless of when they may come due, or to reimburse Licensor for same if Licensor is required by applicable law to collect and pay over same to the relevant taxing authority. Licenser reserves the right to apply a service charge to the unpaid balance at the rate of 1% per month (but in no event more than the maximum rate allowed by law) for any fee or other amount not paid within thirty (30) days after the due date. In addition, if Licensee fails to pay any invoice when due, Licenser will have the right to

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

institute collection procedures to recover same and all costs incurred by Licenser will be paid by Licensee.

              e. Additional Consideration. In part consideration for the
                 ------------------------
foregoing licenses, Licensee shall make reasonable commercial efforts to inform those of its employees who would likely use the Licensed Program on the use and functionality of the Licensed Program and encourage its use by such employees.

          6.  Term and Termination.
              --------------------

              a. License Term. The licenses hereunder are granted for a
                 ------------
perpetual term unless otherwise specified in Exhibit A upon payment of the License Fee with respect to each Licensed Copy, unless terminated by Licensee as provided in this Agreement, and may only be revoked by Licensor if Licensee materially breaches any of its material obligations this Agreement.

              b. Maintenance Term; Renewal. The Services obligations of Licensor
                 -------------------------
under Section 4 above will commence upon the delivery of the Licensed Program to Licensee ("Commencement") (provided that Licensee has paid the Initial Maintenance Term's Annual Maintenance Fee) and will expire at the end of business on the date one year from Commencement (the "Initial Maintenance Term"). Such Services obligations will automatically renew on the anniversary of Commencement each year during the term of this Agreement for additional one (1) year periods (each, a "Renewal Maintenance Term"), provided that Licensee pays the applicable Annual Maintenance Fee by the due date therefor, provided that any Renewal Maintenance Term commencing after seven years from Commencement of the Initial Maintenance Term must be by mutual written agreement of the parties. Reinstatement of lapsed Services will be subject to the payment of applicable reinstatement fees equal to the prorated sum of Maintenance Fees which would have been payable during the lapsed period plus 10%.

              c. Termination. Licensee may terminate its right to obtain the
                 -----------
Services under this Agreement at any time upon written notice to Licensor, subject to compliance with the provisions of this Section 6. Licensee may also terminate the license granted in Section 1 above as to any Licensed Copy of the Licensed Program upon notice to Licensor, provided that Licenser will have no obligation to refund any portion of the License Fee or current Annual Maintenance Fee in connection therewith. In addition to any other right to terminate this Agreement expressly provided herein, Licenser may terminate this Agreement, including the licenses granted under this Agreement, if (i) Licensee fails to perform any of its material obligations hereunder or otherwise materially breaches this Agreement and fails to effect the cure of such failure or breach or agree with Licensor to a plan for a cure within thirty (30) days after written notice thereof or (ii) in the event that parties have agreed to such a plan for a cure, the Licensee fails to diligently pursue such plan; provided that Licenser may terminate only its Services, but not the licenses granted hereunder, in the event Licensee fails to pay the Annual Maintenance Fee when due. Licensee may terminate all Services without effect to the right to use the Licensed Programs provided that Licensee is not then in material breach of this Agreement.

              d. Effect of Termination. Termination of this Agreement or the
                 ---------------------
licenses granted hereunder will not limit either party from pursuing any other remedies available to it, including injunctive relief, nor will termination relieve Licensee of its obligation to pay all fees and other amounts that accrued prior to the effective date of termination. The rights and obligations of the parties as provided in this and the following provisions of this Agreement will survive any termination of this Agreement: Sections 3, 5.d, 6.e, 7 and 8. Other than in the case of termination for breach by Licensor in accordance with Section 6.c, the provisions of Section 1 will also survive.

              e. Return of Licensed Program. Upon termination of this Agreement
                 --------------------------
for breach by Licenser in accordance with Section 6.c or termination of the licenses granted hereunder by Licensee, Licensee will make no further use of the Licensed Program or the Documentation; and, within ten (10) days after such termination, Licensee will either destroy or return to Licenser the originals and all copies of the Licensed Program and the Documentation in the possession or under the control of Licensee, and certify in writing to Licensor that Licensee no longer possesses or controls any copies of the Licensed Program or the Documentation and is otherwise in compliance with the terms of this Agreement which survive the termination. The foregoing obligations apply to copies of the Licensed Program and the Documentation in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or combined with other materials.

          7.  Warranty; Liability.
              -------------------

              a. Non-infringement Warranty and Indemnity. Licensor represents
                 ---------------------------------------
and warrants that it has the right, including all government consents and approvals, to license the Licensed Program and Documentation on the terms and conditions set forth in this Agreement, and that use of the Licensed Program within the scope of such license does not infringe any United States copyright or misappropriate any trade secret of a third party or to the best of Licensor's knowledge infringe any United States patents. Licensor will indemnify and hold Licensee harmless from and against all damages, liabilities, costs and expenses

(including reasonable fees of counsel and other professionals) incurred by Licensee arising out of a breach of the warranty in this Section 7, provided that Licensee promptly notifies Licenser of any third-party claim or action alleges such infringement or misappropriation, and grants Licenser the sole control of the defense of any such action, including all negotiations for its settlement or compromise. If Licensee is a defendant in such action, it may participate at its expense. Licenser will use commercially reasonable efforts to mitigate any damages arising out of a judicial determination that use of the Licensed Program infringes third party copyrights or trade secrets by either (A) delivering a non-infringing version of the Licensed Program, or (B) obtaining a license from the third party such that the use of the Licensed Program as contemplated hereunder is no longer infringing, or (C) if neither of the foregoing actions are commercially practicable, Licensor may terminate this Agreement and the license granted hereunder, in which case Licenser will refund to Licensee a portion of the License Fee actually paid to Licenser for the Licensed Program on an equitable basis taking into consideration such factors as the useful life of the Licensed Program and the period of time during which Licensee enjoyed its use.

              b. Year 2000. Licenser warrants that the Licensed Programs
                 ---------
provided under this Agreement that are current under maintenance are compliant with and comprehend the year 2000 century date change. Licenser's obligations under this warranty include, but are not limited to, the duty to ensure that the goods, services and work will not (i) have any operational impediments; (ii) malfunction; (iii) cease to perform; (iv) generate incorrect or ambiguous data; and/or results, with respect to same-century and multi-century formulas, functions, data; and/or (v) produce incorrect or ambiguous results, with respect to same-century and multi-century formulas, functions, date values and date-data interfaces. Licensor warrants that Licensed Programs current under maintenance will process data (i) beyond January 1, 2000; (ii) between the 20th and 21st centuries including the transition from the 20th to 21st centuries; (iii) will recognize leap years; and that the Licensed Programs will not cease operation because the license management software is not Year 2000 ready.

              c. No Other Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS
                 -----------------
SECTION 7, LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO ANY ASPECT OF THE LICENSED PROGRAM, THEIR OPERATION OR THE SERVICES TO BE PERFORMED BY LICENSOR HEREUNDER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, CAPACITY, PERFORMANCE, TITLE, AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS.

              d. Limitation on Liability. Licensee acknowledges that Licensor
                 -----------------------
has not priced the Licensed Program to contemplate the risks of reliance by Licensee on the Licensed Program or to have or assume substantial liability or responsibility for Licensee's decisions. Accordingly, IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE FOR LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF SAVINGS, LOSS OF USE, LOSS OR CORRUPTION OF DATA OR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER UNDER TORT, CONTRACT OR OTHER THEORIES OF RECOVERY, EVEN IF LICENSOR HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE EXCLUSIVELY BEARS FULL AND COMPLETE LIABILITY AND RESPONSIBILITY FOR ITS USE AND RELIANCE ON THE LICENSED PROGRAM, EVEN IF SUCH USE WERE TO PRODUCE INCORRECT INFORMATION OR ERRONEOUS RESULTS. IN NO EVENT WILL LICENSOR'S TOTAL LIABILITY UNDER THIS AGREEMENT OR AS A RESULT OF THE LICENSE AND USE OF THE LICENSED PROGRAM EXCEED THE AGGREGATE AMOUNT OF THE LICENSE FEE ACTUALLY PAID UNDER THIS AGREEMENT BY LICENSEE TO LICENSOR. Licensee agrees that the foregoing represents a fair allocation of risk hereunder and is a material inducement to Licensor's entering into this Agreement.

          8.  Miscellaneous.
              -------------

              a. Notices. All notices will be given in writing and will be sent
                 -------
by certified mail, postage prepaid and return receipt requested, or transmitted by facsimile if confirmed by such mailing, to the address indicated for the receiving party on the signature page below. Either party may change its address or facsimile telephone number by written notice to the other party.

              b. Entire Agreement; Amendments. This Agreement and the
                 ----------------------------
attachments and exhibits hereto constitute the entire agreement of the parties concerning the subject matter hereof, superseding all prior and contemporaneous proposals, negotiations, communications and agreements, written or oral, with respect to the subject matter of this Agreement. No representation or promise relating to and no amendment or modification of this Agreement will be binding unless it is in writing and signed by an authorized representative of each party.

              c. Assignment. Except as specifically provided for herein, neither
                 ----------
this Agreement, nor any right or license under this Agreement, nor any Licensed Program or Documentation, may be assigned, sublicensed, distributed, sold, rented, leased or otherwise transferred by Licensee to a third party, other than an Affiliate of that party, without Licensor's prior written consent, which will not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement will bind and inure to the benefit of the successors and permitted assigns of Licensee and Licensor.

              d. Government Uses. If Licensee is an agency of the U.S.
                 ---------------
Government, this Agreement will not be a valid or effective license unless Licensee will have executed and delivered to Licenser a Government Licensing and Contracting Addendum to this Agreement.

              e. Lawful Use; Export. Licensee will comply with all applicable
                 ------------------
laws and regulations in its use of the Licensed Program and the Documentation. Licensee may not export, re-export or otherwise transfer the Licensed Program or the Documentation to any territory outside of the United States of America except with the prior written consent of Licenser, and then only in full compliance with the provisions of the United States Export Administration Act and the rules and regulations thereunder, and both the Licensed Program and the Documentation will be deemed "technical data" for purposes thereof.

              f. Governing Law; Captions; Waiver; Etc. This Agreement will be
                 ------------------------------------
governed by and construed in accordance with the substantive laws of the State of California. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement. Except for Licensee's obligation to pay Licensor, neither party will be liable for any failure to perform due to causes beyond the party's reasonable control. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other breach of that or any other provision of this Agreement. In the event that any of the provisions contained in this Agreement are held to be unenforceable, such provisions will be narrowed (or deleted if necessary) to the minimum extent necessary to make them enforceable.

              g. Arbitration. If there is any disagreement that cannot be
                 -----------
resolved between the parties arising out of or relating to this Agreement (other than a dispute concerning the ownership of any copyright or other intellectual property right), any such dispute will be settled by binding arbitration in Santa Clara County, California, in accordance with the rules of the American Arbitration Association. Any party receiving an award in arbitration may have judgment entered on the award in any court having jurisdiction. The prevailing party in any dispute will be entitled to receive from the other party its reasonable attorneys' fees and costs.

              h. Injunctive Relief. Licensee hereby acknowledges that
                 -----------------
unauthorized disclosure or use of the Licensed Program or the Documentation or any other breach of this Agreement could cause irreparable harm and significant injury to Licensor that may be difficult to ascertain. Accordingly, Licensee agrees that Licensor will have the right to seek immediate injunctive relief to enforce obligations under this Agreement in addition to any other rights and remedies it may have.

              i. Independent Contractors. Each party will perform its
                 -----------------------
obligations as an independent contractor and will be solely responsible for its own financial obligations. This Agreement will not create a joint venture, partnership, or principal and agent relationship between the parties. Neither party will have the authority or will represent that it has the authority to assume or create any obligation, express or implied on behalf of the other party, except as expressly provided herein.

              j. Joint Announcement. The parties agree to make a mutually agreed
                 ------------------
upon public announcement concerning this Agreement promptly after the Effective Date and no later than March 31, 1999.

              k. Counterparts. This Agreement may be executed in counterparts,
                 ------------
each of which will be deemed an original, but all of such counterparts together will constitute one and the same agreement.

        In Witness whereof, the parties hereto have executed this Agreement as of the last day and year specified below.


LICENSOR:                                  LICENSEE:

Verisity Design, Inc.                      LSI Logic Corporation

By:  /s/ Moshe Gavrielov                   By:  s/s
     ----------------------------               --------------------------------
Title: CEO                                 Title: VP Worldwide Marketing
       --------------------------                 ------------------------------
Date:  December 14, 1998                   Date:  December 14, 1998
       --------------------------                 ------------------------------

Address for notices to Licensor:           Address for notices to Licensee:

Verisity Design, Inc.
1943 Landings Drive
Mountain View, CA 94043
Phone (650) 961-5200
Fax (650) 961-5300
Attn:  Kathryn Kranen

                                   EXHIBIT A

                      LICENSED PROGRAM AND SPECIFIC TERMS

        Licensed Program

        Specman is a software system designed to assist in the design of hardware devices and software programs to verify the correctness of their designs. Specman's main features are:

        . A language (called `e'). Files written in the `e' language can be either loaded and interpreted, or translated by Specman into the C language.

        . A tool that helps users generate test scenarios with which to verify their designs, based on (among other things) user-defined constraints.

        . A tool that helps users quantify certain aspects of the coverage of the tests they run, depending (among other things) on those aspects being explicitly declared by the user.

        . Features that help users debug the verification environment they develop with Specman.

        Specific Terms

        Licensee:  LSI Logic Corporation
        --------

        License Fee, Number of Licensed Copies:  25 Licensed Copies, which, at
        --------------------------------------
Licensee's option, may be either a perpetual floating local-area network version of the Licensed Program (the "LAN Licensed Program") or a perpetual wide-area network version of the Licensed Program (the "WAN Licensed Program"). The License Fee for each Licensed Copy shall be as follows:

        . [*] per Licensed Copy of the LAN Licensed Program; and

        . [*] per Licensed Copy of the WAN Licensed Program.

        The above License Fees [*]. A current price list is attached as Exhibit C.

        Additional Licensed Copies:  [*]
        --------------------------


[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

        . [*] per Licensed Copy of the LAN Licensed Program; and

        . [*] per Licensed Copy of the WAN Licensed Program.

        Maintenance Fees:
        ----------------

        Annual Maintenance Fee: [*] per Licensed Copy of the LAN Licensed Program and [*] per Licensed Copy of the WAN Licensed Program. [*] See
Section 5.c. This same fee rate shall also apply to any licensed program copies acquired by Licensee prior to the Effective Date of this Agreement on renewal of applicable Annual Maintenance.

        Future Products:  Licensee may acquire a license to future products
        ---------------
[*]

        Purchase Order and Initial Delivery: [*] Licensor shall deliver such Licensed Copies to the Licensee between the date that the Licensor receives such purchase order and January 4, 1999, at the discretion of the Licensor.


[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B
                   Maintenance and Technical Support Services

        For such periods as Licensee fully pays the Annual Maintenance Fee, Licensor will provide the following services, including without limitation providing corrections to "Errors" as described below, to Licensee (the "Services"):

        1. Delivery of "Bug Updates" and "New Releases." Whenever Licensor makes
           -------------------------------------------
a "Bug Update" or "New Release" generally available to its customers who have purchased maintenance and technical support services, Licensor will provide a copy of same to Licensee, and Licensee will install the same on any computer on which it intends to operate the Licensed Program. A "Bug Update" is an interim release version of the Licensed Program in which certain previously identified Errors have been corrected. A "New Release" is an updated version of the Licensed Program with certain new functions and/or features, other than computer programs that include substantially new or different functions and/or features relative to the Licensed Program. Both Bug Updates and New Releases will include revised Documentation or release notes which, when read in conjunction with previously delivered Documentation, identifies with reasonably clarity the new or differing functions and/or features of the Licensed Program. Upon delivery to Licensee, any New Release will be considered a "Licensed Program" for purposes of this Agreement. There is no additional License Fee for "New Releases".

        From time to time Licensor and Licensee will meet to discuss Licensor's product marketing and update plans with respect to the Licensed Program and to solicit suggestions from Licensee with respect to improvements to the functionality of the Licensed Program. The information disclosed in such meetings will be considered confidential information subject to Section 3.b of the Agreement.

        Licensor will provide Licensee with periodic "bug" reports generated by Licenser's technical support staff, including possible work-arounds and status of planned corrections to the Licensed Program. The information disclosed to Licensee in such reports will be considered confidential information subject to
Section 3.b of the Agreement.

        2. Error Correction. Licensor will provide the following services for
           ----------------
Errors (as defined below) of which Licensor is notified by Licensee:

           a. For Critical Errors: Licensor will initiate work to verify and correct the Error within 36 hours of the time when Licensor received the report of such Error. Licensor will diligently pursue the correction of the Error until the same is corrected. A "Critical Error" is an Error that materially impairs substantial functions of the Licensed Program or poses imminent danger to Licensee's equipment or data.

           b. For Non-Critical Errors: Licensor will use reasonable commercial efforts to promptly correct the Error in future Bug Updates and/or New Releases. A "Non-Critical Error" is any Error other than a Critical Error.

        An "Error" means a material failure of the Licensed Program to conform to its functional specifications as described in the applicable Documentation. Errors do not include, and Licenser will have no responsibility for, any of the following circumstances: (A) the Licensed Program has been modified by any person or entity other than Licensor; (B) the Licensed Program has been operated other than in accordance with Licensor's installation and operations instructions, including without limitation on computing devices or with computer operating systems and/or third party software other than that recommended by Licensor; (C) the Licensed Program has been damaged in any manner due to the fault of any person or entity other than Licensor;
        (D) Licensee fails to reasonably assist Licenser in verifying, reproducing and correcting error conditions (for example, by providing telecommunications connections to Licensee's computer equipment and providing sample output and other diagnostic information), or Licenser is unable after using reasonable commercial efforts to verify and reproduce the error condition reported by Licensee; (E) Licensee has failed to install the most recent Bug Update or New Release of the Licensed Program made available to Licensee pursuant to paragraph 1 above; or (F) any failure of the computer operating systems and/or third party software utilized by Licensee. Subject to the foregoing, a Error shall also include a failure of the Licensed Program to be compatible with those industry standard design tools used by Licensee provided that Licenser has access to such tools on terms generally made available to other similarly situated licensees of such tools.

Error correction may include a temporary work-around, patch or bypass supplied by Licensor, or temporary implementation by Licensee of a computer or operational procedure, in order to diminish or avoid the effect of the Error. Licensee acknowledges that software, by its nature, will contain "bugs" (some of which may cause interruptions in use), and that operation of software on hardware configurations other than those on which the software has been developed and tested can create problems in the operation of the software. Accordingly, Licensor does not warrant that all Errors can be corrected, and Licensee agrees to implement appropriate procedures to back-up its data and programming work in order to avoid loss or cost in the event of data loss in using the Licensed Program.

           3. "Hotline" Support. Licensor will make a qualified member of its
               ----------------
technical support staff available by telephone and e-mail during Licensor's normal business hours, to assist Licensee's System Administrators in the use and operation of the Licensed Program, and to report Error conditions. Licensee will designate up to three System Administrators, which designation may be changed from time to time, who will be Licensee's sole liaison with Licensor for technical support, and will be responsible for providing first line support of the Licensed Program for Licensee's employees. If Licensee's System Administrators reports multiple Error conditions, he or she may request that Licensor resolve such Errors in a designated order of priority. Licensor's technical support staff will communicate to Licensee's Systems Administrator (by telephone, e-mail or fax) the status of Licensor's efforts to correct Critical Errors (i) if Licenser receives the Error report prior to 12 Noon Pacific Time, by responding on the same business day, or (ii) if the Error report is received later than that, by responding prior to 12 Noon Pacific Time on the next business day.

           4. On-Site Support. During the Maintenance Term, Licensor will
              ---------------
provide on-site technical support at Licensee's facilities for any problem which cannot otherwise be diagnosed and resolved after reasonable attempts by Licensee's technical staff to reproduce, diagnose, and resolve the problem with the help of Licensor's technical staff through telephone discussions and/or electronic file exchanges: (i) if Licensee's facility is within 50 miles of Licensor's nearest support facility, at no charge to Licensee; or (ii) if Licensee's facilities are located more than 50 miles from Licensor's facility, then for separate charges for the travel time incurred by Licensor's technical support staff at Licensor's standard hourly rate, together with reimbursement of reasonable applicable travel and related expenditures consistent with Licensee's standard expense reimbursement policy.

           5. Training. Licensor will provide [*]
              --------

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
           6. Alpha and Beta Versions. Licensor shall, on Licensee's reasonable
              -----------------------
request, make available to Licensee releases of Licensee's products in alpha or beta versions or other pre-release versions ("pre-release software") for the sole purpose of testing and evaluating such pre-release software and pursuant to the terms of Licensor's standard beta test agreement. Licensee shall take commercially reasonable efforts to work cooperatively with Licenser in testing and evaluating such pre-release software and shall discuss the results of such tests and evaluations with Licenser.

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

                              VERISITY PRICE LIST

SM 1000            Verisity Design's Specman Perpetual license--including:                 [*]
                   architectural modeling, automatic generation of functional tests,
                   HDL simulation control, data and temporal checking, and functional coverage analysis.  Includes one sim interface at no charge.

Specman            Simulator Interfaces
SM 1021            Verilog XL interface                                                    [*]
SM 1022            Leapfrog interface                                                      [*]
SM 1023            QuickHDL interface                                                      [*]
SM 1024            Mode Tim interface                                                      [*]
SM 1025            VSS interface                                                           [*]
SM 1026            VCS Interface                                                           [*]
SM 1027            SpeedSim Interface                                                      [*]
SM 1028            NC Verilog Interface                                                    [*]
                   The above software licenses are for a single user floating license for a local area network within a five-mile radius of the license server.

SM 1300            License upgrade to North American wide area network                     [*]
SM 1301            License upgrade to worldwide wide area network                          [*]

TR 1000            Specman Basic Training                                                  [*]
                   Held at Verisity's headquarters in Mt. View, CA

TR 1200            Specman Basic Training On-Site Course                                   [*]
                   Travel expenses included if within 50 mile radius from sales office.  Customer to provide facility, workstations, and
                   simulation licenses.

AE1000             Applications Consulting                                                 [*]



Maintenance Services                                                                       [*]

SM 1000M           Verisity Design's Specman Perpetual license--1 year support $6,000      [*]
                   and maintenance

                   Additional Maintenance Support Services                                 [*]
Specman Simulator Interfaces - Support
SM 1021M           Venlog XL interface support                                             [*]
SM 1022M           Leapfrog interface support                                              [*]
SM 1023M           QuickHDL interface support                                              [*]
SM 1024M           Mode Tim interface support                                              [*]
SM1025M            VSS interface support                                                   [*]
M1026M             VCS interface support                                                   [*]
SM 1027M           SpeedSim Interface support                                              [*]
SM 1028M           NC Verilog Interface support                                            [*]
SM 1300M           North American wide area network Support Upgrade                        [*]
SM 1301M
                   License upgrade to World wide--wide area network Support                [*]

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.